EXHIBIT 23


                  INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Registration Statements for the Company's Long-term Incentive Plan, Non-Employee Directors Stock Option Plan and Employee Stock Purchase Plan (No.'s 333-32337,333-32339 and 333-32347, respectively) of JLM Industries, Inc. and subsidiaries on Form S-8 of our report dated March 8, 1999 appearing in the annual report on Form 10-K of JLM Industries, Inc. and subsidiaries for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP
Tampa, Florida

March 30, 1999.